UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2016

MEEMEE MEDIA INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52961	20-3356659
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6630 West Sunset Blvd. Los Angeles, California 90027
(Address of Principal Executive Offices)

(416) 903-6691
(Issuer's Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4 – MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

ITEM 4.01                          CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

(i)
Seale & Beers, ("S&B"), the independent registered public accounting firm for MeeMee Media Inc., (the "Company"), announced the S&B were being acquired by AMC Auditing, LLC ("AMC").  As a result, effective November 24, 2016, the Company has engaged AMC to serve as the Company's independent registered public accounting firm.

(ii)
The reports of S&B on the financial statements as of and for the fiscal years ended July 31, 2016 and July 31, 2015, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

(iii)
During the Company's fiscal years ended July 31, 2016 and 2015, and in connection with the audit of the Company's financial statements for such periods, there were no disagreements between the Company and S&B on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of S&B, would have caused S&B to make reference to the subject matter of such disagreements in connection with its audit reports on the Company's financial statements.

(iv)
During the Company's fiscal years ended July 31, 2016 and 2015 to the date of this report, the Company did not consult with AMC regarding any of the matters set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

(v)
The Company has provided S&B with a copy of the disclosures in this report and has requested that S&B furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not S&B agrees with the statements in this Item 4.01.  A copy of this letter is filed as Exhibit 16.1.

ITEM 9.01                          FINANCIAL STATEMENTS AND EXHIBITS.

(d)    Exhibits

Exhibit No.	Description

16.1	Seale & Beers SCEPS Letter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEEMEE MEDIA INC.

November 24, 2016

/s/ MARTIN DOANE
Martin Doane, President